Exhibit 10.1

BFDS REORGANIZATION AGREEMENT

by and among

DST SYSTEMS, INC.
STATE STREET CORPORATION
BOSTON FINANCIAL DATA SERVICES, INC.
and
INTERNATIONAL FINANCIAL DATA SERVICES LIMITED PARTNERSHIP

dated as of

March 27, 2017

i

ii

INDEX OF EXHIBITS
Exhibit A-1 – Articles of Amendment
Exhibit A-2 – Amended and Restated Bylaws of BFDS
Exhibit B - Form of Amendment to the Master Services Agreement
Exhibit C - Form of Assignment
Exhibit D – Banking Agreement
Exhibit E – Joint Marketing Agreement
Exhibit F – Master Transition Services Agreement
Exhibit G – Tax Matters Agreement
Exhibit H – Termination Agreement

i

BFDS REORGANIZATION AGREEMENT
This BFDS REORGANIZATION AGREEMENT (this “Agreement”), dated as of March 27, 2017, is entered into by and among DST SYSTEMS, INC., a Delaware corporation (“DST”), STATE STREET CORPORATION, a Massachusetts corporation (“State Street”), BOSTON FINANCIAL DATA SERVICES, INC., a Massachusetts corporation (“BFDS”), and INTERNATIONAL FINANCIAL DATA SERVICES LIMITED PARTNERSHIP, a Massachusetts limited partnership (“IFDS”). Each of DST, State Street, BFDS and IFDS are sometimes referred to individually as a “Party” and, collectively, as the “Parties”.
RECITALS
WHEREAS, each of DST and State Street, directly and indirectly, owns fifty percent (50%) of the issued and outstanding Equity Interests in IFDS;
WHEREAS, IFDS owns all of the issued and outstanding Equity Interests (the “IFDS Realty US Interests”) in IFDS Realty, LLC, a Massachusetts limited liability company (“IFDS Realty US”);
WHEREAS, each of IFDS and IFDS Realty US desires to enter into a transaction pursuant to which IFDS will contribute the accounts receivable due from IFDS Realty US to IFDS in the amount of $10,909,837 (the “Accounts Receivable”) to IFDS Realty US without consideration (the “Accounts Receivable Contribution”), on the terms set forth in this Agreement;
WHEREAS, IFDS owns 4,700,000 shares of Series 7 Convertible Preferred Stock, par value $0.01 per share (the “Vestmark Series 7 Shares”) and 1,650,000 shares of Series 8 Convertible Preferred Stock, par value $0.01 per share (the “Vestmark Series 8 Shares” and together with the Vestmark Series 7 Shares, the “Vestmark Shares”) in Vestmark, Inc., a Delaware corporation;
WHEREAS, the board of directors of IFDS (the “IFDS Board”) has determined that it would be appropriate, desirable and in the best interests of IFDS and its partners to (a) distribute the IFDS Realty US Interests to State Street without consideration (the “IFDS Realty US Distribution”); (b) simultaneously with the IFDS Realty US Distribution, distribute 1,233,750 Vestmark Series 7 Shares and 433,125 Vestmark Series 8 Shares (“State Street’s Vestmark Shares”) to State Street without consideration (the “Vestmark State Street Distribution”); (c) simultaneously with the IFDS Realty US Distribution and the Vestmark State Street Distribution, distribute 3,466,250 Vestmark Series 7 Shares and 1,216,875 Vestmark Series 8 Shares (“DST’s Vestmark Shares”) to DST without consideration (the “Vestmark DST Distribution”); and (d) simultaneously with the IFDS Realty US Distribution, the Vestmark State Street Distribution and the Vestmark DST Distribution, make a cash payment of $4,721 (the “Cash Distribution Amount”) to each of IFDS GP, Inc. and International Financial Data Services GP, Inc. (the “Cash Distribution”);
WHEREAS, as of the execution of this Agreement, DST owns shares of Class B Common Stock in BFDS and State Street owns shares of Class A Common Stock in BFDS (such shares held by State Street, the “Existing BFDS Class A Common Shares”);

WHEREAS, in connection with the Contribution (defined below), each of DST and State Street desires to cause (i) the articles of organization of BFDS to be amended in the form of the Articles of Amendment and (ii) the bylaws of BFDS to be amended and restated in the form of the Amended and Restated Bylaws (the “BFDS Governing Documents Restatement”), in each case, effective as of the Reorganization Closing Date;
WHEREAS, each of State Street and BFDS desires to enter into a transaction pursuant to which State Street will contribute the IFDS Realty US Interests and State Street’s Vestmark Shares to BFDS in exchange for the Additional BFDS Class A Common Shares (such Additional BFDS Class A Common Shares, together with the Existing BFDS Class A Common Shares, the “Exchange Shares”) on the terms set forth in this Agreement (the “Contribution”);
WHEREAS, West Side Investment Management, Inc., a Nevada corporation and wholly owned subsidiary of DST (“West Side”), owns shares of common stock in State Street;
WHEREAS, the respective boards of directors of State Street and West Side have determined that it would be appropriate, desirable and in the best interests of each of State Street and West Side and their respective shareholders for State Street and West Side to enter into an exchange agreement (the “Exchange Agreement”), pursuant to which State Street shall distribute the Exchange Shares to West Side in redemption of 2,041,187 shares of common stock in State Street (the “Exchange”), on the terms and conditions set forth in the Exchange Agreement;
WHEREAS, BFDS owns Equity Interests (the “IFDS Canada Interests”) in International Financial Data Services (Canada) Limited, a company organized under the laws of Canada (“IFDS Canada”), and Equity Interests (the “IFDS Luxembourg Interests”) in International Financial Data Services (Luxembourg) S.A., a company organized under the laws of Luxembourg (“IFDS Luxembourg”);
WHEREAS, each of BFDS and IFDS desires to enter into a transaction pursuant to which BFDS will sell to IFDS, and IFDS will purchase from BFDS, the IFDS Canada Interests and the IFDS Luxembourg Interests, on the terms set forth in this Agreement (the “Purchase and Sale” and, together with the Accounts Receivable Contribution, the IFDS Realty US Distribution, the Vestmark State Street Distribution, the Vestmark DST Distribution, the Cash Distribution, the BFDS Governing Documents Restatement, the Contribution and the Exchange, collectively, the “Transactions”);
WHEREAS, the closing of the transactions contemplated under this Agreement is a condition to the Parties’ obligations under the Exchange Agreement;
WHEREAS, it is the intention of the Parties that the Contribution and the Exchange, taken together, will qualify as a transaction that is tax-free for U.S. federal income tax purposes under Section 355 and Section 368(a)(1)(D) of the Code, and that each of BFDS and State Street will be a “party to the reorganization” within the meaning of Section 368(b) of the Code; and
WHEREAS, this Agreement and the Exchange Agreement, taken together, are intended to be a “plan of reorganization” within the meaning of Treas. Reg. Section 1.368-2(g) and Treas. Reg. Section 1.368-3.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
DEFINITIONS
The following terms have the meanings specified or referred to in this Article I:
“Accounts Receivable” has the meaning set forth in the Recitals.
“Accounts Receivable Contribution” has the meaning set forth in the Recitals.
“Action” means any claim, action, hearing, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, whether civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.
“Additional BFDS Class A Common Shares” has the meaning set forth in Section 2.07(a).
“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, the Parties acknowledge and agree that for purposes of this Agreement: (i) BFDS and its subsidiaries are not Affiliates of State Street or any of its subsidiaries and shall not be deemed to be Affiliates of DST or any of its subsidiaries prior to the Exchange Closing (but shall be deemed Affiliates of DST from and after the Exchange Closing) and (ii) IFDS and its subsidiaries are not Affiliates of DST or any of its subsidiaries or State Street or any of its subsidiaries.
“Agreement” has the meaning set forth in the Preamble.
“Amended and Restated Bylaws of BFDS” means the Bylaws of BFDS in the form of Exhibit A-2 hereto.
“Amendment to the Master Services Agreement” means the Amendment to the Master Services Agreement dated as of March 31, 2010, as amended, by and between BFDS and SSB, in the form of Exhibit B hereto, to be entered into on the date hereof by and between BFDS and SSB.
“Articles of Amendment” means the Articles of Amendment to the Second Restated Articles of Organization of BFDS in the form of Exhibit A-1 hereto.
“Assignment” means an assignment of Equity Interests in the form of Exhibit C hereto.

“Banking Agreement” means the Banking Agreement in the form of Exhibit D hereto to be entered into on the date hereof by and among DST, BFDS and SSB.
“BFDS” has the meaning set forth in the Preamble.
“BFDS Class A Common Shares” means the Class A Common Stock, par value $10, of BFDS.
“BFDS Governing Documents Restatement” has the meaning set forth in the Recitals.
“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, NY are authorized or required by Law to be closed for business.
“Cash Distribution” has the meaning set forth in the Recitals.
“Cash Distribution Amount” has the meaning set forth in the Recitals.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means, with respect to a Person, (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights or other agreements that could require such Person to issue any of its Equity Interests or to sell any Equity Interests it owns in another Person, (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of such Person, (c) pre-emptive rights granted under such Person’s Governing Documents or any agreement to which such Person is a party or binding on such Person with respect to such Person’s Equity Interests, and (d) stock appreciation rights, phantom stock, profit participation or other similar rights with respect to such Person.
“Contracting Parties” has the meaning set forth in Section 8.06.
“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.
“Contribution” has the meaning set forth in the Recitals.
“Designated Agreements” means this Agreement and the Exchange Agreement.
“Direct Claim” has the meaning set forth in Section 8.05(c).
“Dollars” or “$” means the lawful currency of the United States.
“DST” has the meaning set forth in the Preamble.
“DST Released Parties” has the meaning set forth in Section 9.03(b).
“DST Releasing Parties” has the meaning set forth in Section 9.03(a).

“DST’s Vestmark Shares” has the meaning set forth in the Recitals.
“Encumbrance” means any charge, claim, community property interest, pledge, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership. Notwithstanding the foregoing, “Encumbrance” shall not include any restriction on transfer under state, federal or other applicable securities Laws.
“Entity” means any domestic or foreign corporation, partnership, limited liability company, trust or other entity.
“Equity Interests” means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, membership interests, other equity ownership interests or other partnership or limited liability company interests, including economic or profits interests, and any Commitments with respect thereto, and (c) with respect to any other Person, any other equity ownership in such Person.
“Exchange” has the meaning set forth in the Recitals.
“Exchange Agreement” has the meaning set forth in the Recitals.
“Exchange Closing” means the consummation of the transactions contemplated by the Exchange Agreement.
“Exchange Closing Date” means the day on which the Exchange Closing takes place.
“Exchange Shares” has the meaning set forth in the Recitals.
“Existing BFDS Class A Common Shares” has the meaning set forth in the Recitals.
“Governing Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the Laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the Laws of its domestic or foreign jurisdiction of organization.
“Governmental Authority” means any federal, state, local or foreign government or political subdivision of any of the above, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
“IFDS” has the meaning set forth in the Preamble.
“IFDS Board” has the meaning set forth in the Recitals.
“IFDS Canada” has the meaning set forth in the Recitals.
“IFDS Canada Interests” has the meaning set forth in the Recitals.
“IFDS Canada Interests Purchase Price” means One Million Four Hundred Thousand Dollars ($1,400,000).
“IFDSI” means International Financial Data Services (Ireland) Limited, a limited liability company organized under the laws of Ireland.
“IFDS Luxembourg” has the meaning set forth in the Recitals.
“IFDS Luxembourg Interests” has the meaning set forth in the Recitals.
“IFDS Luxembourg Interests Purchase Price” means One Thousand Dollars ($1,000).
“IFDS Realty US” has the meaning set forth in the Recitals.
“IFDS Realty US Distribution” has the meaning set forth in the Recitals.
“IFDS Realty US Interests” has the meaning set forth in the Recitals.
“Indemnified Party” has the meaning set forth in Section 8.05.
“Indemnifying Party” has the meaning set forth in Section 8.05.
“Indemnitees” has the meaning set forth in Section 8.02.
“Joint Marketing Agreement” means the Joint Marketing Agreement in the form of Exhibit E hereto to be entered into on the date hereof by and among BFDS, DST and State Street.
“Knowledge” with respect to any Party means the actual knowledge of any member, manager, director, officer or general partner of such Party, or the knowledge that any such Person would acquire as a result of due inquiry.
“Law” means any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, rule of law or Governmental Order.
“Losses” means losses, damages, claims, actions, causes of action, liabilities, deficiencies, judgments, interest, awards, penalties, fines, costs or expenses, including attorneys’ fees and the cost of enforcing any right to indemnification hereunder or under any Transaction Document.

“Master Transition Services Agreement” means the Master Transition Services Agreement in the form of Exhibit F hereto to be entered into on the date hereof by and among DST, BFDS, State Street, IFDS, IFDSI, IFDS Luxembourg, IFDS Canada and other parties identified therein.
“Nonparty Affiliates” has the meaning set forth in Section 8.06.
“Party” or “Parties” has the meaning set forth in the Preamble.
“Person” means an individual or an Entity, including a Governmental Authority.
“Reorganization Closing” has the meaning set forth in Section 2.11.
“Reorganization Closing Date” has the meaning set forth in Section 2.11.
“Representative” means, with respect to any Person, any and all directors, members, managing members, partners, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.
“SSB” means State Street Bank and Trust Company, a Massachusetts trust company.
“State Street” has the meaning set forth in the Preamble.
“State Street Released Parties” has the meaning set forth in Section 9.03(a).
“State Street Releasing Parties” has the meaning set forth in Section 9.03(b).
“State Street’s Vestmark Shares” has the meaning set forth in the Recitals.
“Tax Matters Agreement” means the Tax Matters Agreement in the form of Exhibit G hereto to be entered into on the date hereof by and among BFDS, DST, West Side and State Street.
“Taxes” has the meaning set forth in the Tax Matters Agreement.
“Termination Agreement” means the Termination Agreement in the form of Exhibit H hereto to be entered into on the date hereof by and among DST, State Street, BFDS and IFDS.
“Transaction Documents” means this Agreement, the Articles of Amendment, the Amended and Restated Bylaws of BFDS, the Assignment, the Banking Agreement, the Exchange Agreement, the Joint Marketing Agreement, the Master Transition Services Agreement, the Tax Matters Agreement, the Termination Agreement and any other instruments, agreements, documents or certificates reasonably required to be delivered at or prior to the Reorganization Closing or the Exchange Closing, as applicable, pursuant to the Transaction Documents.
“Transactions” has the meaning set forth in the Recitals.
“Vestmark DST Distribution” has the meaning set forth in the Recitals.
“Vestmark Series 7 Shares” has the meaning set forth in the Recitals.

“Vestmark Series 8 Shares” has the meaning set forth in the Recitals.
“Vestmark State Street Distribution” has the meaning set forth in the Recitals.
“West Side” has the meaning set forth in the Recitals.
ARTICLE II
PLAN OF REORGANIZATION
Section 2.01    Accounts Receivable Contribution. On the terms and subject to the conditions set forth in this Agreement, at the Reorganization Closing, IFDS shall contribute all of IFDS’s right, title and interest in and to the Accounts Receivable, free and clear of all Encumbrances, to IFDS Realty US without consideration, and IFDS Realty US shall accept from IFDS all of IFDS’s right, title and interest in and to the Accounts Receivable.
Section 2.02    IFDS Realty US Distribution.
(a)    On the terms and subject to the conditions set forth in this Agreement, at the Reorganization Closing, IFDS shall distribute all of IFDS’s right, title and interest in and to all the IFDS Realty US Interests, free and clear of all Encumbrances (other than transfer restrictions under the applicable Governing Document which have been waived) to State Street without consideration, and State Street shall accept from IFDS all of IFDS’s right, title and interest in and to all the IFDS Realty US Interests.
(b)    At the Reorganization Closing, IFDS shall deliver, or cause to be delivered, the Assignment of the IFDS Realty US Interests to State Street, substantially in the form of Exhibit C, duly executed by IFDS.
Section 2.03    Vestmark State Street Distribution.
(a)    On the terms and subject to the conditions set forth in this Agreement, at the Reorganization Closing, IFDS shall distribute all of IFDS’s right, title and interest in and to State Street’s Vestmark Shares, free and clear of all Encumbrances (other than transfer restrictions under the applicable Governing Document which have been waived) to State Street without consideration, and State Street shall accept from IFDS all of IFDS’s right, title and interest in and to State Street’s Vestmark Shares.
(b)    At the Reorganization Closing, IFDS shall deliver, or cause to be delivered, to State Street stock certificates evidencing State Street’s Vestmark Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with any required stock transfer tax stamps (if applicable) affixed thereto.
Section 2.04    Vestmark DST Distribution.
(a)    On the terms and subject to the conditions set forth in this Agreement, at the Reorganization Closing, IFDS shall distribute all of IFDS’s right, title and interest in and to DST’s Vestmark Shares, free and clear of all Encumbrances (other than transfer restrictions under the applicable Governing Document which have been waived) to DST without consideration, and DST shall accept from IFDS all of IFDS’s right, title and interest in and to DST’s Vestmark Shares.
(b)    At the Reorganization Closing, IFDS shall deliver, or cause to be delivered, to DST stock certificates evidencing DST’s Vestmark Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with any required stock transfer tax stamps (if applicable) affixed thereto.
Section 2.05    Cash Distribution.
(a)    On the terms and subject to the conditions set forth in this Agreement, at the Reorganization Closing, IFDS shall make a cash payment equal to the Cash Distribution Amount to each of IFDS GP, Inc. (or its designee) and International Financial Data Services GP, Inc. (or its designee), and IFDS GP, Inc. (or its designee) and International Financial Data Services GP, Inc. (or its designee) shall each accept such cash distribution from IFDS.
(b)    IFDS shall make the payment of the Cash Distribution Amount by wire transfer of immediately available funds to the accounts designated by each of IFDS GP, Inc. and International Financial Data Services GP, Inc. by written notices delivered to IFDS no later than three (3) Business Days prior to the Reorganization Closing Date.
Section 2.06    BFDS Governing Documents Restatement. In connection with the consummation of the Contribution, DST and State Street shall cause (i) the articles of organization of BFDS to be (a) amended in the form of the Articles of Amendment and (b) filed with the Massachusetts Secretary of State on the date hereof, effective as of the Reorganization Closing Date, and (ii) the bylaws of BFDS to be amended and restated in the form of the Amended and Restated Bylaws.
Section 2.07    Contribution.
(a)    On the terms and subject to the conditions set forth in this Agreement, at the Reorganization Closing, immediately following the IFDS Realty US Distribution, the Vestmark State Street Distribution and the BFDS Governing Documents Restatement, State Street shall contribute all of State Street’s right, title and interest in and to all the IFDS Realty US Interests and State Street’s Vestmark Shares, in each case free and clear of all Encumbrances (other than transfer restrictions under the applicable Governing Document which have been waived) to BFDS, and BFDS shall accept from State Street all of State Street’s right, title and interest in and to all the IFDS Realty US Interests and State Street’s Vestmark Shares. As consideration for the contribution of the IFDS Realty US Interests set forth under this Section 2.07(a), BFDS shall issue, pursuant to the Second Restated Articles of Organization of BFDS, as amended by the Articles of Amendment, and deliver 87.91 BFDS Class A Common Shares (the “Additional BFDS Class A Common Shares”) to State Street.
(b)    At the Reorganization Closing, (i) State Street shall deliver, or cause to be delivered, (A) the Assignment of the IFDS Realty US Interests to BFDS, substantially in the form of Exhibit C, duly executed by State Street, and (B) stock certificates evidencing State Street’s Vestmark Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank to BFDS, and (ii) BFDS shall issue and deliver, or cause to be delivered, to State Street stock certificates evidencing the Additional BFDS Class A Common Shares, free and clear of all Encumbrances, duly registered in the name of State Street.
Section 2.08    Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Reorganization Closing, immediately following the Contribution:
(a)    BFDS shall sell, transfer, assign, convey and deliver to IFDS, and IFDS shall purchase from BFDS, all of BFDS’s right, title and interest in and to all of the IFDS Canada Interests held by BFDS, free and clear of all Encumbrances (other than transfer restrictions under the applicable Governing Document which have been waived), for the IFDS Canada Interests Purchase Price;
(b)    (i) IFDS shall deliver, or cause to be delivered, the IFDS Canada Interests Purchase Price to BFDS, by wire transfer of immediately available funds to the accounts designated by BFDS by written notice delivered to IFDS no later than three (3) Business Days prior to the Reorganization Closing Date, and (ii) BFDS shall deliver, or cause to be delivered, the stock certificates evidencing the IFDS Canada Interests, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with any required stock transfer tax stamps (if applicable) affixed thereto, to IFDS;
(c)    BFDS shall sell, transfer, assign, convey and deliver to IFDS, and IFDS shall purchase from BFDS, all of BFDS’s right, title and interest in and to all of the IFDS Luxembourg Interests held by BFDS, free and clear of all Encumbrances (other than transfer restrictions under the applicable Governing Document which have been waived), for the IFDS Luxembourg Interests Purchase Price; and
(d)    (i) IFDS shall deliver, or cause to be delivered, the IFDS Luxembourg Interests Purchase Price to BFDS, by wire transfer of immediately available funds to the accounts designated by BFDS by written notice delivered to IFDS no later than three (3) Business Days prior to the Reorganization Closing Date, and (ii) BFDS shall deliver, or cause to be delivered, stock certificates for the IFDS Luxembourg Interests, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank.
Section 2.09    Termination of Various Agreements. At the Reorganization Closing, each Party shall execute the Termination Agreement by which each Party shall terminate, or cause to be terminated, each agreement listed in the Termination Agreement.
Section 2.10    Other Transactions to be Effected at the Reorganization Closing. At the Reorganization Closing, each Party shall deliver, or cause to be delivered, any instruments, agreements, documents or certificates reasonably required to be delivered to effect the Transactions pursuant to this Agreement.
Section 2.11    Reorganization Closing. Subject to the terms and conditions of this Agreement, the Accounts Receivable Contribution, the IFDS Realty US Distribution, the Vestmark

State Street Distribution, the Vestmark DST Distribution, the Cash Distribution, the BFDS Governing Documents Restatement, the Contribution and the Purchase and Sale shall take place at a closing (the “Reorganization Closing”) to be held on March 29, 2017, at the offices of Morrison & Foerster LLP, 250 W. 55th Street, New York, NY 10019 (the day on which the Reorganization Closing takes place being the “Reorganization Closing Date”), or at such other place or on such other date as DST and State Street shall mutually agree upon in writing; provided, however, that in the event the condition to the Reorganization Closing set forth in clause (a) of Article VII has been not been satisfied by 5 p.m. New York time on March 29, 2017, the Reorganization Closing shall take place as soon as practicable after the condition set forth in clause (a) of Article VII has been satisfied (it being understood that the Articles of Amendment will be effective on the same date as the Reorganization Closing Date).
ARTICLE III
REPRESENTATIONS AND WARRANTIES RELATING TO DST

DST represents and warrants that the statements contained in this Article III are true and correct as of the date hereof and as of each of the Reorganization Closing Date and the Exchange Closing Date.
Section 3.01    Organization, Good Standing and Authority.
(a)    DST (i) is an Entity duly formed and organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has full power and authority (x) to execute and deliver this Agreement and the other Transaction Documents to which it is a party, (y) to carry out its obligations hereunder and thereunder and (z) to consummate the transactions contemplated hereby and thereby.
(b)    The execution and delivery by DST of this Agreement and any other Transaction Documents to which DST is a party, the performance by DST of its obligations hereunder and thereunder and the consummation by DST of the transactions contemplated hereby and thereby have been duly authorized by all necessary action required to be taken by DST.
(c)    This Agreement has been duly executed and delivered by DST, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of DST enforceable against DST in accordance with its terms. When each Transaction Document to which DST is or will be a party has been duly executed and delivered by DST (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of DST, enforceable against DST in accordance with its terms.
Section 3.02    No Conflicts; Consents. The execution, delivery and performance by DST of this Agreement and each other Transaction Document to which DST is a party, and the consummation by DST of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Governing Documents of DST; (b) conflict with or result in a violation or breach of any provision of any Law applicable to DST; or (c) require the consent of, notice to or other action by any Person under any Contract to which DST is a party. No consent, approval, permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to DST in connection with the execution and delivery of this Agreement and each other Transaction Document to which DST is a party and the consummation of the transactions contemplated hereby and thereby.
Section 3.03    Legal Proceedings; Governmental Orders. There are no Actions pending or, to DST’s Knowledge, threatened against DST, by or before any Governmental Authority that (a) challenge the validity or enforceability of this Agreement or any Transaction Document to which DST is a party or (b) seek to prevent, enjoin or otherwise delay the consummation of the Transactions or any Transaction Document to which DST is a party. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. DST is not subject to any Action of any Governmental Authority that would impair or delay DST’s ability to consummate the Transactions.
Section 3.04    Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of DST.
Section 3.05    Investigation. DST acknowledges and agrees that (a) the only representations and warranties made by State Street are the representations and warranties expressly set forth in Article IV or the other Transaction Documents, and that neither DST, nor any of its Affiliates, has relied upon any other express or implied representations, warranties or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or on behalf of State Street or any of its Affiliates, any Representatives of State Street or any of their Affiliates or any other Person, including any projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or through State Street’s Representatives, or management presentations, data rooms (electronic or otherwise) or other due diligence information, and that neither DST, nor any of its Affiliates, shall have any right or remedy pursuant to any theory of liability arising out of any such representation, warranty or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information, and (b) any claims DST, or any of its Affiliates, may have for breach of any representation or warranty shall be based solely on the representations and warranties of State Street expressly set forth in Article IV or the other Transaction Documents.
Section 3.06    No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article III and the other Transaction Documents, neither DST, nor any of its Affiliates, nor any other Person, has made, makes or shall be deemed to make, any other representation or warranty of any kind whatsoever, express or implied, written or oral, on behalf of DST, in connection with the Transactions, including any representation or warranty regarding DST, DST’s subsidiaries, the Transactions or any other rights or obligations to be transferred pursuant to the Transaction Documents, and DST hereby disclaims all other representations and warranties of any kind whatsoever, express or implied, written or oral, whether made by or on behalf of DST, its Affiliates or any other Person. DST hereby disclaims all liability and responsibility for all projections, forecasts, estimates, financial statements, financial information, appraisals, statements, advice, data or other information related to BFDS and IFDS and their respective subsidiaries made, communicated or furnished (orally or in writing, including electronically) by DST, its Affiliates or its or their Representatives to State Street, its Affiliates or its or their Representatives, including any omissions therefrom, under any and all theories of liability. Without limiting the foregoing, neither DST nor any other Person makes any representation or warranty of any kind whatsoever, express or implied, written or oral, to State Street or any of its Affiliates or any Representatives of State Street or any of its Affiliates regarding the success, profitability or value of the business of BFDS and IFDS and their respective subsidiaries.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES RELATING TO STATE STREET

State Street represents and warrants that the statements contained in this Article IV are true and correct as of the date hereof and as of each of Reorganization Closing Date and the Exchange Closing Date (or, if another date is specified, as of such date).
Section 4.01    Organization, Good Standing and Authority.
(a)    State Street (i) is an Entity duly formed and organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has full power and authority (x) to execute and deliver this Agreement and the other Transaction Documents to which it is a party, (y) to carry out its obligations hereunder and thereunder and (z) to consummate the transactions contemplated hereby and thereby.
(b)    The execution and delivery by State Street of this Agreement and any other Transaction Documents to which State Street is a party, the performance by State Street of its obligations hereunder and thereunder and the consummation by State Street of the transactions contemplated hereby and thereby have been duly authorized by all necessary action required to be taken by State Street.
(c)    This Agreement has been duly executed and delivered by State Street, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of State Street enforceable against State Street in accordance with its terms. When each Transaction Document to which State Street is or will be a party has been duly executed and delivered by State Street (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of State Street, enforceable against State Street in accordance with its terms.
Section 4.02    No Conflicts; Consents. The execution, delivery and performance by State Street of this Agreement and each other Transaction Document to which State Street is a party, and the consummation by State Street of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Governing Documents of State Street; (b) conflict with or result in a violation or breach of any provision of any Law applicable to State Street; (c) require the consent of, notice to or other action by any Person under any Contract to which State Street is a party; or (d) result in the creation or imposition of any Encumbrance on the IFDS Realty US Interests, State Street’s Vestmark Shares or the Existing BFDS Class A Common Shares. No consent, approval, permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to State Street in connection with the execution and delivery of this Agreement and each other Transaction Document to which State Street is a party and the consummation of the transactions contemplated hereby and thereby.
Section 4.03    Title to BFDS Class A Common Shares. On the date hereof and on the Exchange Closing Date, as of immediately prior to the Exchange Closing, State Street is and will be the record owner of and has good and valid title to the Existing BFDS Class A Common Shares, free and clear of all Encumbrances (other than transfer restrictions under the applicable Governing Document which have been waived). On the Exchange Closing Date, as of immediately prior to the Exchange Closing, State Street will be the record owner of and will have good and valid title to the Additional BFDS Class A Common Shares, free and clear of all Encumbrances (other than transfer restrictions under the applicable Governing Document which have been waived). Upon consummation of the Transactions, State Street shall have transferred to BFDS all of the IFDS Realty US Interests and State Street’s Vestmark Shares, in each case free and clear of all Encumbrances, other than Encumbrances created by BFDS. Except for this Agreement, State Street (i) is not a party to any, and has not granted to any other Person any Commitment providing for, or restricting, the acquisition or disposition of State Street’s IFDS Realty US Interests, State Street’s Vestmark Shares or the Exchange Shares, and (ii) is not a party to any voting agreement, voting trust, revocable or irrevocable proxy or other agreement or understanding with respect to the voting or transfer of State Street’s IFDS Realty US Interests, State Street’s Vestmark Shares or the Exchange Shares.
Section 4.04    Legal Proceedings; Governmental Orders. There are no Actions pending or, to State Street’s Knowledge, threatened against State Street, by or before any Governmental Authority that (a) challenge the validity or enforceability of this Agreement or any Transaction Document to which State Street is a party or (b) seek to prevent, enjoin or otherwise delay the consummation of the Transactions or any Transaction Document to which State Street is a party. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. State Street is not subject to any Action of any Governmental Authority that would impair or delay State Street’s ability to consummate the Transactions.
Section 4.05    Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of State Street.
Section 4.06    Investigation. State Street acknowledges and agrees that (a) the only representations and warranties made by DST are the representations and warranties expressly set forth in Article III or the other Transaction Documents, and that neither State Street, nor any of it Affiliates, has relied upon any other express or implied representations, warranties or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or on behalf of DST or any of its Affiliates, any Representatives of DST or any of their Affiliates or any other Person, including any projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or through DST’s Representatives, or management presentations, data rooms (electronic or otherwise) or other due diligence information, and that neither State Street, nor any of its Affiliates, shall have any right or remedy pursuant to any theory of liability arising out of any such representation, warranty or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information, and (b) any claims State Street, or any of its Affiliates, may have for breach of any representation or warranty shall be based solely on the representations and warranties of DST expressly set forth in Article III or the other Transaction Documents.
Section 4.07    No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV and the other Transaction Documents, neither State Street nor any of its Affiliates, nor any other Person, has made, makes or shall be deemed to make, any other representation or warranty of any kind whatsoever, express or implied, written or oral, on behalf of State Street, in connection with the Transactions, including any representation or warranty regarding State Street, BFDS, BFDS’s subsidiaries, the Transactions or any other rights or obligations to be transferred pursuant to the Transaction Documents, and State Street hereby disclaims all other representations and warranties of any kind whatsoever, express or implied, written or oral, whether made by or on behalf of State Street, its Affiliates or any other Person. State Street hereby disclaims all liability and responsibility for all projections, forecasts, estimates, financial statements, financial information, appraisals, statements, advice, data or other information related to BFDS and IFDS and their respective subsidiaries made, communicated or furnished (orally or in writing, including electronically) by State Street, its Affiliates or its or their Representatives to DST, its Affiliates or its or their Representatives, including any omissions therefrom, under any and all theories of liability. Without limiting the foregoing, neither State Street nor any other Person makes any representation or warranty of any kind whatsoever, express or implied, written or oral, to DST or any of its Affiliates or any Representatives of DST or any of its Affiliates regarding the success, profitability or value of the business of BFDS and IFDS and their respective subsidiaries.
ARTICLE V
REPRESENTATIONS AND WARRANTIES RELATING TO BFDS

BFDS represents and warrants that the statements contained in this Article V are true and correct as of the date hereof and as of each of the Reorganization Closing Date and the Exchange Closing Date (or, if another date is specified, as of such date).
Section 5.01    Organization, Good Standing and Authority.
(a)    BFDS (i) is an Entity duly formed and organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has full power and authority (x) to execute and deliver this Agreement and the other Transaction Documents to which it is a party, (y) to carry out its obligations hereunder and thereunder and (z) to consummate the transactions contemplated hereby and thereby.
(b)    The execution and delivery by BFDS of this Agreement and any other Transaction Documents to which BFDS is a party, the performance by BFDS of its obligations hereunder and thereunder and the consummation by BFDS of the transactions contemplated hereby and thereby have been duly authorized by all necessary action required to be taken by BFDS.
(c)    This Agreement has been duly executed and delivered by BFDS, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of BFDS enforceable against BFDS in accordance with its terms. When each Transaction Document to which BFDS is or will be a party has been duly executed and delivered by BFDS (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of BFDS, enforceable against BFDS in accordance with its terms.
Section 5.02    No Conflicts; Consents. The execution, delivery and performance by BFDS of this Agreement and each other Transaction Document to which BFDS is a party, and the consummation by BFDS of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Governing Documents of BFDS; (b) conflict with or result in a violation or breach of any provision of any Law applicable to BFDS; (c) require the consent of, notice to or other action by any Person under any Contract to which BFDS is a party; or (d) result in the creation or imposition of any Encumbrance on the BFDS Class A Common Shares. No consent, approval, permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to BFDS in connection with the execution and delivery of this Agreement and each other Transaction Document to which BFDS is a party and the consummation of the transactions contemplated hereby and thereby.
Section 5.03    Title to IFDS Canada Interests and IFDS Luxembourg Interests. On the date hereof, BFDS is and will be the record owner of and has good and valid title to the IFDS Canada Interests and IFDS Luxembourg Interests, in each case free and clear of all Encumbrances (other than transfer restrictions under the applicable Governing Document which have been waived). Upon consummation of the Reorganization Closing, BFDS shall have transferred to IFDS all of the IFDS Canada Interests and the IFDS Luxembourg Interests, in each case free and clear of all Encumbrances, other than Encumbrances created by IFDS. Except for this Agreement, BFDS (i) is not a party to any, and has not granted to any other Person any Commitment providing for, or restricting, the acquisition or disposition of IFDS Canada Interests and IFDS Luxembourg Interests and (ii) is not a party to any voting agreement, voting trust, revocable or irrevocable proxy or other agreement or understanding with respect to the voting or transfer of IFDS Canada Interests and IFDS Luxembourg Interests.
Section 5.04     BFDS Class A Common Shares. As of immediately following the Reorganization Closing, all of the Exchange Shares (i) shall have been duly authorized, validly issued, fully paid and non-assessable, and will be owned of record and beneficially by State Street, (ii) shall have been issued in compliance with all applicable federal and state securities Laws, (iii) shall have not been issued in violation of any agreement, arrangement or commitment to which BFDS or any of its Affiliates is a party or is subject to or in violation of any preemptive or similar rights of any Person, and (iv) shall have the rights, preferences, powers, restrictions and limitations set forth in the Second Restated Articles of Organization of BFDS, as amended by the Articles of Amendment, and under the Massachusetts Business Corporations Act.
Section 5.05    Legal Proceedings; Governmental Orders. There are no Actions pending or, to BFDS’s Knowledge, threatened against BFDS, by or before any Governmental Authority that (a) challenge the validity or enforceability of this Agreement or any Transaction Document to which BFDS is a party or (b) seek to prevent, enjoin or otherwise delay the consummation of the Transactions or any Transaction Document to which BFDS is a party. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. BFDS is not subject to any Action of any Governmental Authority that would impair or delay BFDS’s ability to consummate the Transactions.
Section 5.06    Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of BFDS.
Section 5.07    No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article V and the other Transaction Documents, neither BFDS nor any of its Affiliates, nor any other Person, has made, makes or shall be deemed to make, any other representation or warranty of any kind whatsoever, express or implied, written or oral, on behalf of BFDS, in connection with the Transactions, including any representation or warranty regarding BFDS, BFDS’s subsidiaries, the Transactions or any other rights or obligations to be transferred pursuant to the Transaction Documents, and BFDS hereby disclaims all other representations and warranties of any kind whatsoever, express or implied, written or oral, whether made by or on behalf of BFDS, its Affiliates or any other Person. BFDS hereby disclaims all liability and responsibility for all projections, forecasts, estimates, financial statements, financial information, appraisals, statements, advice, data or other information related to BFDS and its subsidiaries made, communicated or furnished (orally or in writing, including electronically) by BFDS, its Affiliates or its or their Representatives to DST and State Street, their respective Affiliates or their respective Representatives, including any omissions therefrom, under any and all theories of liability. Without limiting the foregoing, neither BFDS nor any other Person makes any representation or warranty of any kind whatsoever, express or implied, written or oral, to DST and State Street or any of their respective Affiliates or any of their respective Representatives or any of their respective Affiliates regarding the success, profitability or value of the business of BFDS and its subsidiaries.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES RELATING TO IFDS

IFDS represents and warrants that the statements contained in this Article VI are true and correct as of the date hereof and as of each of the Reorganization Closing Date and the Exchange Closing Date (or, if another date is specified, as of such date).
Section 6.01    Organization, Good Standing and Authority.
(a)    IFDS (i) is an Entity duly formed and organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has full power and authority (x) to execute and deliver this Agreement and the other Transaction Documents to which it is a party, (y) to carry out its obligations hereunder and thereunder and (z) to consummate the transactions contemplated hereby and thereby.
(b)    The execution and delivery by IFDS of this Agreement and any other Transaction Documents to which IFDS is a party, the performance by IFDS of its obligations hereunder and thereunder and the consummation by IFDS of the transactions contemplated hereby and thereby have been duly authorized by all necessary action required to be taken by IFDS.

(c)    This Agreement has been duly executed and delivered by IFDS, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of IFDS enforceable against IFDS in accordance with its terms. When each Transaction Document to which IFDS is or will be a party has been duly executed and delivered by IFDS (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of IFDS, enforceable against IFDS in accordance with its terms.
Section 6.02    No Conflicts; Consents. The execution, delivery and performance by IFDS of this Agreement and each other Transaction Document to which IFDS is a party, and the consummation by IFDS of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Governing Documents of IFDS or any of its subsidiaries; (b) conflict with or result in a violation or breach of any provision of any Law applicable to IFDS or any of its subsidiaries; (c) require the consent of, notice to or other action by any Person under, conflict with, result in a violation or breach of, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which IFDS is a party or by which IFDS is bound or to which IFDS’ properties and assets are subject; or (d) result in the creation or imposition of any Encumbrance on the IFDS Realty US Interests, State Street’s Vestmark Shares or any other properties or assets of IFDS. No consent, approval, permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to IFDS in connection with the execution and delivery of this Agreement and each other Transaction Document to which IFDS is a party and the consummation of the transactions contemplated hereby and thereby.
Section 6.03    Title to IFDS Realty US Interests, Vestmark Shares and Accounts Receivable.
(a)    As of the date hereof, IFDS is the record owner of and has good and valid title to the IFDS Realty US Interests free and clear of all Encumbrances (other than transfer restrictions under the applicable Governing Document which have been waived). Upon consummation of the Reorganization Closing, IFDS shall have transferred the IFDS Realty US Interests to State Street, free and clear of all Encumbrances, other than any Encumbrances created by State Street. Except for this Agreement, IFDS (i) is not a party to any, and has not granted to any other Person any Commitment providing for, or restricting, the acquisition or disposition of the IFDS Realty US Interests, and (ii) is not a party to any voting agreement, voting trust, revocable or irrevocable proxy or other agreement or understanding with respect to the voting or transfer of the IFDS Realty US Interests.
(b)    As of the date hereof, IFDS is the record owner of and has good and valid title to the Vestmark Shares, free and clear of all Encumbrances (other than transfer restrictions under the applicable Governing Document which have been waived). Upon consummation of the Reorganization Closing, IFDS shall have transferred DST’s Vestmark Shares to DST and State Street’s Vestmark Shares to State Street, in each case free and clear of all Encumbrances, other than Encumbrances created by DST or State Street. Except for this Agreement, IFDS (i) is not a party to any, and has not granted to any other Person any Commitment providing for, or restricting, the acquisition or disposition of the Vestmark Shares, and (ii) is not a party to any voting agreement, voting trust, revocable or irrevocable proxy or other agreement or understanding with respect to the voting or transfer of the Vestmark Shares.
(c)    As of the date hereof, IFDS has good and valid title to the Accounts Receivable, free and clear of all Encumbrances. Upon consummation of the Reorganization Closing, IFDS shall have transferred the Accounts Receivable to IFDS US Realty, free and clear of all Encumbrances.
Section 6.04    Legal Proceedings; Governmental Orders. There are no Actions pending or, to IFDS’ Knowledge, threatened against IFDS, by or before any Governmental Authority that (a) challenge the validity or enforceability of this Agreement or any Transaction Document to which IFDS is a party or (b) seek to prevent, enjoin or otherwise delay the consummation of the Transactions or any Transaction Document. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. IFDS is not subject to any Action of any Governmental Authority that would impair or delay IFDS’s ability to consummate the Transactions or any Transaction Document.
Section 6.05    Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of IFDS.
Section 6.06    No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article VI and the other Transaction Documents, neither IFDS nor any of its Affiliates, nor any other Person, has made, makes or shall be deemed to make, any other representation or warranty of any kind whatsoever, express or implied, written or oral, on behalf of IFDS, in connection with the Transactions, including any representation or warranty regarding IFDS, IFDS’s subsidiaries, the Transactions or any other rights or obligations to be transferred pursuant to the Transaction Documents, and IFDS hereby disclaims all other representations and warranties of any kind whatsoever, express or implied, written or oral, whether made by or on behalf of IFDS, its Affiliates or any other Person. IFDS hereby disclaims all liability and responsibility for all projections, forecasts, estimates, financial statements, financial information, appraisals, statements, advice, data or other information related to IFDS and its subsidiaries made, communicated or furnished (orally or in writing, including electronically) by IFDS, its Affiliates or its or their Representatives to DST and State Street, their respective Affiliates or their respective Representatives, including any omissions therefrom, under any and all theories of liability. Without limiting the foregoing, neither IFDS nor any other Person makes any representation or warranty of any kind whatsoever, express or implied, written or oral, to DST and State Street or any of their respective Affiliates or any of their respective Representatives of DST and State Street or any of their respective Affiliates regarding the success, profitability or value of the business of IFDS and its subsidiaries.
ARTICLE VII
CONDITIONS TO THE REORGANIZATION CLOSING
The obligations of the Parties to consummate the Reorganization Closing shall be subject to the fulfillment, prior to the Reorganization Closing, of each of the following conditions:

(a)    BFDS shall have received written evidence from the Secretary of State of the Commonwealth of Massachusetts (i) approving the Articles of Amendment and (ii) deeming the Articles of Amendment to have been filed with the Secretary of State of the Commonwealth of Massachusetts, effective as of the Reorganization Closing Date; and
(b)    No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the Transactions illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the Transactions to be rescinded following completion thereof.
ARTICLE VIII
INDEMNIFICATION

Section 8.01    Survival. The representations and warranties contained herein and in the Exchange Agreement shall survive each of the Reorganization Closing and the Exchange Closing, and shall remain in full force and effect until sixty (60) days following expiration of the applicable statute of limitations. The covenants and agreements contained herein and in the Exchange Agreement shall survive each of the Reorganization Closing and the Exchange Closing, in accordance with their terms. Notwithstanding the foregoing, the right to indemnification pursuant to this Article VIII shall not terminate with respect to any claim made before expiration of the applicable survival period under this Article VIII, and shall continue until the resolution of such claim.
Section 8.02    Indemnification. Subject to the terms and conditions of this Article VIII, each Party shall, from and after the Exchange Closing, indemnify and defend the other Parties and their respective Affiliates and their respective Representatives (collectively, the “Indemnitees”) against, and shall hold each of them harmless from and against, any and all Losses actually incurred or sustained by, or imposed upon, the Indemnitees based upon, arising out of, with respect to or by reason of:
(a)    any inaccuracy in or breach of any of such Party’s representations or warranties contained in the Designated Agreements or in any schedule or certificate delivered pursuant to the Designated Agreements (which, with respect to DST, shall include any representations or warranties made by West Side in the Exchange Agreement).
(b)    any breach or non-fulfillment of any covenant, agreement or obligation to be performed by such Party pursuant to the Designated Agreements (which, with respect to DST, shall include any covenant, agreement or obligation to be performed by West Side in the Exchange Agreement).
Section 8.03    Limitations.
(a)    The cumulative indemnification obligation under this Article VIII of State Street shall in no event exceed an amount equal to $157,600,000. The cumulative indemnification obligation under this Article VIII of DST and its Affiliates who are party to this Agreement shall in no event exceed an amount equal to $157,600,000.

(b)    With respect to each indemnification obligation contained in this Agreement, (i) each such obligation shall be reduced by any tax benefit actually realized by the Indemnified Party with respect to the indemnifiable Loss in the tax period such Loss was incurred or in the immediately subsequent tax period (determined on a “with and without” basis) and (ii) all Losses shall be net of any amounts that have been recovered by the Indemnified Party pursuant to any indemnification by, or indemnification agreement with, any third party or any insurance policy or other cash receipts or sources of reimbursement in respect of such Losses.
(c)    Notwithstanding anything in the Designated Agreements or in any schedule or certificate delivered pursuant to the Designated Agreements to the contrary, in no event shall any Party have any liability under any Designated Agreements or any schedule or certificate delivered pursuant to the Designated Agreements (including under this Article VIII) for any consequential, special, incidental, indirect or punitive damages, lost profits or similar items (including loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to a breach or alleged breach of the Designated Agreements or any schedule or certificate delivered pursuant to the Designated Agreements). Notwithstanding the foregoing, the limitations set forth in this Section 8.03(c) shall not apply to Third Party Claims.
(d)    Notwithstanding anything to the contrary in this Article VIII, no Party shall make a claim for indemnification pursuant to this Article VIII against an Affiliate of such Party.
Section 8.04    Mitigation. Each Party shall, and shall cause its applicable Affiliates and Representatives to, use reasonable commercial efforts to (a) mitigate any Losses, upon and after becoming aware of any fact, event, circumstance or condition that has given rise to or would reasonably be expected to give rise to, any Losses for which it would have the right to seek indemnification hereunder, whether by asserting claims against third parties or by otherwise qualifying for a benefit that would reduce or eliminate Losses for which indemnification would otherwise be available under this Article VIII and (b) recover any Losses from applicable insurance policies or third parties.
Section 8.05    Indemnification Procedures. The Party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the Party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”.
(a)    Third Party Claims. If any Indemnified Party receives notice of any pending or threatened Action made or brought by any Person who is not a Party or an Affiliate of a Party or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail in light of the facts available to the Indemnified Party. The Indemnifying Party shall have the right to control the defense of any such Third Party Claim; provided, that the Indemnified Party has not been advised in writing by counsel that such claim involves a conflict of interest between the Indemnified Party and the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party of its decision to control the defense of a

Third Party Claim within thirty (30) days of its receipt of notice of such Third Party Claim from the Indemnified Party, or the Indemnifying Party is not permitted pursuant to the proviso of the preceding sentence to control the defense of such Third Party Claim, the Indemnified Party shall have the right to control the defense of such Third Party Claim, subject to the last sentence of Section 8.05(b). The Indemnified Party shall, and shall cause each of its Affiliates and Representatives to, cooperate reasonably with the Indemnifying Party in the defense of any Third Party Claim.
(b)    Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim unless such settlement (a) provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and (b) entails the payment by the Indemnifying Party of monetary damages as the sole relief for the claimant. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).
(c)    Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including, if applicable, access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.
Section 8.06    No Recourse. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to the Transaction Documents, or the negotiation, execution, or performance of the Transaction Documents (including any representation or warranty made in, in connection with, or as an inducement to, execution of the Transaction Documents), may be made only against (and are limited to) the entities that are expressly identified as parties in the preamble to this Agreement or the other Transaction Documents, as applicable (“Contracting Parties”). No Person who is not a

Contracting Party, including any past, present or future Representative, equityholder or controlling person of any Contracting Party, or any Representative of any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, or in connection with, or related in any manner to, the Transaction Documents or based on, in respect of, or by reason of the Transaction Documents or their negotiation, execution, performance, or breach, and, to the maximum extent permitted by applicable Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates.
Section 8.07    Exclusive Remedies. Except as provided in Section 10.11 (Specific Performance) and Section 6.11 of the Exchange Agreement (Specific Performance), following the Reorganization Closing, the indemnification provisions of this Article VIII shall be the sole and exclusive remedy for any Indemnified Party for any Losses (including any Losses from claims for breach of contract, warranty, tortious conduct (including negligence) or otherwise, and whether predicated on common law, statute, strict liability or otherwise) that such Person may at any time suffer or incur, or become subject to, as a result of, or in connection with, any breach of or inaccuracy with respect to any representation or warranty set forth in the Designated Agreements or in any schedule or certificate delivered pursuant to the Designated Agreements by a party thereto, or any breach or failure by a party thereto to perform or comply with any covenant or agreement set forth therein. Notwithstanding anything to the contrary in this Agreement, each party to the Designated Agreements retains all of its rights and remedies with respect to claims based upon circumstances constituting fraud or intentional misrepresentation.
Section 8.08    Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VIII, the Indemnifying Party shall satisfy its obligations within ten (10) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds.
Section 8.09    Tax Matters. Notwithstanding anything in this Agreement or the Exchange Agreement to the contrary, the Tax Matters Agreement (and not this Article VIII, including any limitations herein) shall solely govern indemnification claims with respect to Taxes.

ARTICLE IX
OTHER COVENANTS

Section 9.01    Privilege. DST, for itself and its Affiliates, and its and its Affiliates’ respective successors and assigns, hereby irrevocably and unconditionally acknowledges and agrees that all attorney‑client privileged communications between State Street, any of its Affiliates and their respective current or former Affiliates or Representatives and their counsel, including Ropes & Gray LLP and Skadden, Arps, Slate, Meagher & Flom LLP, made in the course of the negotiation, documentation and consummation of the Transactions, including in connection with the negotiation of the exhibits hereto and the consummation of the transactions contemplated thereby, belong solely to State Street and its Affiliates (and not to BFDS or its subsidiaries) and neither DST nor BFDS nor any of their former or current Affiliates, subsidiaries or Representatives nor any Person purporting to act on behalf of or through DST or BFDS or any of their current or former Affiliates, subsidiaries or Representatives, shall seek to obtain the same by any process on the grounds that the privilege attaching to such communications belongs to DST or BFDS or on any other grounds.
Section 9.02    Confidentiality; Public Notices.
(a)    Subject to Section 9.02(b), neither this Agreement nor the other Transaction Documents may be used, circulated, quoted or otherwise referred to by any Party except with the prior written consent of the other Parties; provided, that no such written consent shall be required for any disclosure (a) to the extent required by applicable Law or by the applicable rules of any stock exchange or quotation system on which such Party or its Affiliates lists or trades securities (in which case the disclosing Party shall, to the extent permitted by applicable Law, (i) advise the other Parties before making such disclosure and (ii) provide the other Parties a reasonable opportunity to review and comment on such disclosure), (b) to a Party’s Representatives or Affiliates, so long as such disclosure is made on a confidential basis, or (c) for purposes of enforcing the terms hereof or thereof.
(b)    Upon execution of this Agreement, DST and State Street will issue a press release in the form(s) previously agreed upon by the Parties. Upon execution of this Agreement, DST may file one (1) or more Current Reports on Form 8-K in the forms previously provided to State Street, as to which State Street acknowledges that DST has provided State Street with a reasonable opportunity to review and comment. Thereafter, no Party nor any Affiliate or Representative of any Party shall issue or cause the publication of any press release or public announcement or otherwise communicate with any news media in respect of the Transaction Documents or the Transactions without the prior written consent of the other Parties, except as required by applicable Law or by the applicable rules of any stock exchange or quotation system on which such Party or its Affiliates lists or trades securities (in which case the disclosing Party shall, to the extent permitted by applicable Law, (i) advise the other Parties before making such disclosure and (ii) provide the other Parties a reasonable opportunity to review and comment on such release or announcement).
Section 9.03    Releases.
(a)    Effective upon the Exchange Closing, each of DST and BFDS, in each case on behalf of itself and its Affiliates and their respective successors and assigns (collectively, the “DST Releasing Parties”), hereby irrevocably waives, acquits, remises, discharges and forever releases State Street and each of State Street’s past, present and future Representatives, Affiliates, equityholders and controlling persons (the “State Street Released Parties”) from any and all liabilities and obligations to such DST Releasing Parties arising from State Street’s direct or indirect ownership of Equity Interests in BFDS prior to the Exchange Closing of any kind or nature whatsoever, in each case, whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any Law, contract, agreement, arrangement, commitment, undertaking or understanding, whether written or oral or otherwise at law or in equity, and each of the DST Releasing Parties agrees that it shall not seek to recover any amounts in connection therewith or thereunder from State Street or any of the State Street Released Parties. Notwithstanding the foregoing, nothing in this Section 9.03(a) shall release or be deemed to release State Street or its Affiliates from any liabilities or obligations under this Agreement or the other Transaction Documents to the extent set forth herein or therein.

(b)    Effective upon the Exchange Closing, State Street, in each case on behalf of itself and its Affiliates and their respective successors and assigns (collectively, the “State Street Releasing Parties”), hereby irrevocably waives, acquits, remises, discharges and forever releases DST and each of DST’s past, present and future Representatives, Affiliates, equityholders and controlling persons (the “DST Released Parties”) from any and all liabilities and obligations to such State Street Releasing Parties arising from DST’s direct or indirect ownership of Equity Interests in BFDS prior to the Exchange Closing of any kind or nature whatsoever, in each case, whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any Law, contract, agreement, arrangement, commitment, undertaking or understanding, whether written or oral or otherwise at law or in equity, and each of the State Street Releasing Parties agrees that it shall not seek to recover any amounts in connection therewith or thereunder from DST or any of the DST Released Parties. Notwithstanding the foregoing, nothing in this Section 9.03(b) shall release or be deemed to release DST or its Affiliates from any liabilities or obligations under this Agreement or the other Transaction Documents to the extent set forth herein or therein.
Section 9.04    Cooperation. Each of the Parties shall, and shall cause its Affiliates to, (a) use commercially reasonable efforts to cause the condition to the Reorganization Closing set forth in clause (a) of Article VII to be satisfied as promptly as practicable following the date of this Agreement and (b) coordinate and cooperate with the other Parties and their Affiliates in exchanging such information and providing such assistance as may reasonably be required in connection with the foregoing.
ARTICLE X
MISCELLANEOUS

Section 10.01    Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.
Section 10.02    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications shall be sent to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.02):

If to DST:	DST Systems, Inc. 333 W. 11th Street, 5th Floor Kansas City, MO 64105 E-mail: RDYoung@dstsystems.com Attention: Randall D. Young, Senior Vice President, General Counsel and Secretary
with a copy (which shall not constitute notice) to:	Morrison & Foerster LLP 250 W. 55th Street New York, NY 10019 E-mail: SpencerKlein@MoFo.com Attention: Spencer D. Klein, Esq.
If to State Street:	State Street Corporation State Street Financial Center One Lincoln Street, 21st Floor Boston, MA 02111 E-mail: dcphelan@statestreet.com Attention: David Phelan, General Counsel
with a copy (which shall not constitute notice) to:	Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600 Attention: Timothy W. Diggins E-mail: timothy.diggins@ropesgray.com; Amanda McGrady Morrison E-mail: amanda.morrison@ropesgray.com
If to BFDS:	Boston Financial Data Services, Inc. 2000 Crown Colony Drive – 4th Floor Quincy, MA 02169 Email: Legal@BostonFinancial.com Attention: Legal Department
with copies (which shall not constitute notice) to:	DST Systems, Inc. 333 W. 11th Street, 5th Floor Kansas City, MO 64105 E-mail: RDYoung@dstsystems.com Attention: Randall D. Young, Senior Vice President, General Counsel and Secretary

Morrison & Foerster LLP 250 W. 55th Street New York, NY 10019 E-mail: SpencerKlein@MoFo.com Attention: Spencer D. Klein, Esq.
If to IFDS:	International Financial Data Services Limited Partnership 2000 Crown Colony Drive – 4th Floor Quincy, MA 02169 E-mail: Legal@BostonFinancial.com Attention: Legal Department
With copies (which shall not constitute notice) to:

DST Systems, Inc.
333 W. 11th Street, 5th Floor
Kansas City, MO 64105
E-mail: RDYoung@dstsystems.com
Attention: Randall D. Young, Senior Vice President, General Counsel and Secretary
Morrison & Foerster LLP
250 W. 55th Street
New York, NY 10019
E-mail: SpencerKlein@MoFo.com
Attention: Spencer D. Klein, Esq.

Section 10.03    Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.
Section 10.04    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05    Severability. If any term or provision (or portion thereof) of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision (or portion thereof) of this Agreement or invalidate or render unenforceable such term or provision (or portion thereof) in any other jurisdiction. Upon such determination that any term or other provision (or portion thereof) is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
Section 10.06    Entire Agreement. This Agreement, the Transaction Documents and the Exhibits constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Except for any specific indemnification provision set forth in the Transaction Documents, in the event of any inconsistency between the statements in the body of this Agreement and those in the Transaction Documents and the Exhibits, the statements in the body of this Agreement will control.
Section 10.07    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder. Any attempted assignment in violation of this Section 10.07 shall be null and void.
Section 10.08    No Third-Party Beneficiaries. Except as provided in Article VIII, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, (a) the Indemnitees shall be express third party beneficiaries of Article VIII, (b) the Nonparty Affiliates shall be express third party beneficiaries of Section 8.06, (c) the State Street Released Parties shall be express third party beneficiaries of Section 9.03(a), and (d) the DST Released Parties shall be express third party beneficiaries of Section 9.03(b).
Section 10.09    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 10.10    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).
(b)    Any legal suit, action or proceeding arising out of or based upon this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby may be instituted exclusively in the United States District Court for the Southern District of New York, and each Party irrevocably submits to the exclusive jurisdiction of such court in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such Party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such court and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum.
(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(C).
Section 10.11    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof and to an injunction to prevent breaches of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.
Section 10.12    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

DST:	DST Systems, Inc.
By: /s/ Gregg Wm. Givens Name: Gregg Wm. Givens Title: Sr. VP, CFO & Treasurer

State Street:	State Street Corporation
By: /s/ Andrew Erickson Name: Andrew Erickson Title: EVP

BFDS:	Boston Financial Data Services, Inc.
By: /s/ Jay Shuman Name: Jay Shuman Title: CFO

IFDS:	International Financial Data Services Limited Partnership
By: /s/ Jay Shuman Name: Jay Shuman Title: CFO